Exhibit 3.74

LIMITED LIABILITY COMPANY AGREEMENT

OF EPSILON POWER FUNDING, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this Agreement) is entered into this 17th day of August, 2004, by Epsilon Power Holdings, LLC, a Delaware limited liability company (the Member), which hereby forms a limited liability company “Epsilon Power Funding, LLC” (EPF) pursuant to the Delaware Limited Liability Company Act upon the following terms and conditions:

1.             NAME AND PLACE OF BUSINESS

1.             The name of EPF is “Epsilon Power Funding, LLC”. Its registered office is c/o the Corporation Service Company, 2711 Centerville Road, Ste. 400, in the City of Wilmington, County of New Castle, Delaware 19808, and its registered agent is The Corporation Service Company. Its principal place of business is c/o Epsilon Power Holdings, LLC, 200 Clarendon Street, 55th Floor, Boston, MA 02117, or such other place or places as the Member may hereafter determine in accordance with this Agreement.

2.             DEFINITIONS AND RULES OF CONSTRUCTION

Definitions

2.1           As used herein, the following terms shall have the following respective meanings:

Act means the Delaware Limited Liability Company Act, 6 Del. C. §18-101 through §18-1107, as amended and in effect from time to time.

Affiliate shall mean, in relation to any specified entity, any other entity controlled, directly or indirectly, by the specified entity, any other person or entity that controls, directly or indirectly, the specified entity or any other entity directly or indirectly under common control with the specified entity. For this purpose, control of any entity shall mean ownership of a majority of the voting power of the entity.

Agreement means this Limited Liability Company Agreement of EPF.

Certificate means the Certificate of Formation of EPF, as amended, modified or supplemented from time to time.

DUCC means the Uniform Commercial Code as in effect in the State of Delaware.

Interest means the personal property ownership right of the Member in EPF.

Member means Epsilon Power Holdings, LLC, a Delaware limited liability company, a formed under the law of the State of Delaware.

Person means any natural person, corporation, limited liability company, trust, joint venture, association, partnership, governmental authority or other entity.

EPF means Epsilon Power Funding, LLC, the Delaware limited liability company to be formed by the Member under this Agreement.

Rules of Construction

2.2                                 Unless the context otherwise clearly requires:

(a)                                  the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

(b)                                 whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

(c)                                  the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(d)                                 the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e)                                  any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(f)                                    any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(g)                                 the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(h)                                 all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(i)                                     the headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

3.             BUSINESS, PURPOSE, AND TERM OF EPF

Character of the Business

3.1           The purpose of EPF shall be to engage in any lawful business, purpose or activity permitted by law as directed from time to time by the Member.

Term of EPF

3.2           The term of EPF shall commence on the date the Certificate is filed with the Delaware Secretary of State in accordance with the provisions of the Act and shall continue until dissolved and terminated pursuant to this Agreement.

Other Qualifications

3.3           The parties to this Agreement agree that EPF shall file or record such documents and take such other actions under the laws of any jurisdiction as are necessary or desirable to permit EPF to do business in any such jurisdiction as is selected by EPF and to promote the limitation of liability for the Member in any such jurisdiction.

4.             CAPITAL CONTRIBUTION

The Member shall make a contribution to the capital of EPF in an amount equal to $10 in exchange for issuance to it of the Interest. The Member may make such additional contributions of cash or property from time to time to EPF as the Member may from time to time determine in its sole discretion.

5.             DISTRIBUTIONS

Cash of EPF which is not required, in the judgment of the Member, to meet obligations of EPF nor reasonably necessary for future EPF operations shall be distributed to the Member in such amounts and at such times as determined by the Member.

6.             MANAGEMENT OF EPF

General

6.1           The Member shall be responsible for the management of EPF, and shall have the fullest right, power, and authority to manage, direct, and control all of the business and affairs of EPF and to transact business on its behalf.

Election of Officers; Delegation of Authority

6.2           The Member hereby designates Daniel R. Revers as the President of EPF, Carter A. Ward as the Vice President of EPF, and John A. Tisdale as the Secretary of EPF. The Member may designate one or more additional officers with such titles as may be designated by the Member to act in the name of EPF with such authority as may be delegated to such officer(s) by the Member. Each officer shall act pursuant to its delegated authority until such officer is removed by the Member. Any action taken by an officer designated by the Member shall constitute the act of and serve to bind EPF.

7.             LIABILITY OF MEMBER

Member shall not be personally liable for the expenses, liabilities, debts, or obligations of EPF except as provided in the Act.

8.             ACCOUNTING AND FISCAL MATTERS

Books and Records

8.1           The Member shall keep, or shall cause to be kept, full, accurate, complete, and proper books and records of all of the operations of EPF.

Fiscal Year

8.2           The fiscal year of EPF for financial and, to the extent applicable, tax purposes (the Fiscal Year) shall be the calendar year; provided that the last Fiscal Year of EPF shall end on the date on which EPF is terminated.

9.             TAX MATTERS

Tax Characterization of EPF; Allocation of Income and Loss

9.1           The Member intends that for federal (and, to the extent applicable and appropriate, state and local) income tax purposes, while the Member is the sole owner of the limited liability company interests of EPF, EPF shall be disregarded as an entity separate from the Member, and all items of EPF income, deduction, gain, loss and expense shall be allocated to the Member.

Withholding

9.2           EPF shall comply with tax withholding requirements under United States federal, state and local law and shall remit amounts withheld to and file required forms with the applicable authorities. EPF shall treat any amount withheld or paid over to a tax authority with respect to distributions or allocations to the Member as having been distributed or allocated to the Member.

Tax Reporting

9.3           The Member shall cause to be prepared and timely shall file all tax returns and reports required to be filed by EPF, if any.

10.          TRANSFER OF INTERESTS

Substitute Members

10.1         The Member may sell, assign, give, hypothecate, pledge, transfer, bequeath, or otherwise dispose of any or all of its Interest, in whole or in part, voluntarily, involuntarily, by operation of law, or otherwise, to any other Person.

Company Interests are Securities

10.2         The Interests shall be securities governed by Article 8 of the DUCC, and shall be represented by certificates in the form of Appendix A to this Agreement. Each such certificate shall constitute a “security” within the meaning of Section 8-102 of the DUCC.

11.                               EXCULPATION AND INDEMNIFICATION

11.1                           (a)           The Member shall not be liable to EPF for any losses, claims, damages or liabilities arising from, relating to, or in connection with, this Agreement or the business or affairs of EPF, except as are determined by final judgment of a court of competent jurisdiction to have resulted from the Member’s gross negligence, willful misconduct or from the failure by the Member to make a capital contribution required to be made by it pursuant to the terms hereof. In no event shall the Member be liable to EPF for consenting to or withholding its consent from, any proposed action by EPF for which the approval of the Member is required under this Agreement.

(b)                                 EPF shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Member against any losses, claims, damages or liabilities to which the Member may become subject in connection with any matter arising from, relating to, or in connection with, this Agreement or the business or affairs of EPF, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from the Member’s gross negligence, willful misconduct or from the failure by the Member to make a capital contribution required to be made by it pursuant to the terms hereof. If the Member becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising from, relating to, or in connection with this Agreement or the business or affairs of EPF, whether or not pending or threatened and whether or not the Member is a party thereto, EPF will periodically reimburse the Member for its actual legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith upon submission by the Member of paid receipts or other evidence of such expenses satisfactory to EPF; provided that the Member shall promptly repay to EPF the amount of any such reimbursed expenses paid to it to the extent that it shall ultimately be determined that the Member is not entitled to be indemnified by EPF in connection with such action, proceeding or investigation as provided in the exception contained in the immediately preceding sentence. If for any reason (other than the gross negligence or willful misconduct of the Member or the Member’s failure to make a required capital contribution) the foregoing indemnification is unavailable to the Member, or insufficient to hold it harmless, then EPF shall contribute to the amount paid or payable by the Member as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by EPF on the one hand and the Member on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(c)                                  Notwithstanding anything else contained in this Agreement, the reimbursement, indemnity and contribution obligations of EPF under paragraph (b) above shall (i) be in addition to any liability that EPF may otherwise have, (ii) extend upon the same terms and conditions to the directors, officers, trustees, committee members, employees, stockholders, members, partners, agents and representatives of the Member and of each Affiliate of Member, (iii) be binding upon and inure to the benefit of any successors or assigns permitted under this Agreement, heirs and personal representatives of the Member and (iv) be limited to the assets of EPF.

(d)                                 The foregoing provisions of this Section 11 shall survive any termination of this Agreement.

Liability of the Member

11.2         Except as otherwise expressly provided in the Act, the debts, obligations and liabilities of EPF, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of EPF, and the Member shall not be obligated personally for any such debt, obligation or liability of EPF solely by reason of being the Member. Except as otherwise expressly provided in the Act, the liability of the Member for capital contributions shall be limited to the amount of capital contributions required to be made by the Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

12.          DISSOLUTION

Withdrawal

12.1         The Member may withdraw from EPF at any time.

Dissolution of EPF

12.2                           (a)           EPF shall be dissolved, wound up and terminated as provided herein upon the (i) withdrawal, resignation or bankruptcy of the Member, (ii) the termination of the legal existence of the Member or the occurrence of any other event which terminates the continued membership of the Member or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act (an Event of Withdrawal).

(b)                                 In the event of the dissolution of EPF for any reason, the Member or his successors or assigns (the Liquidator) shall commence to wind up the affairs of EPF and to liquidate EPF assets.

(c)                                  The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of EPF in connection with the liquidation and termination of EPF that it would have with respect to the assets and liabilities of EPF during the term of EPF.

(d)                                 Notwithstanding the foregoing, a Liquidator which is not the Member shall not be deemed the Member in EPF and shall not have any of the economic interests in EPF of the Member.

13.          AMENDMENT OF AGREEMENT

Amendments to this Agreement may be made only if embodied in an instrument signed by the Member.

14.          MISCELLANEOUS

Nature of Interest of Members

14.1         The Interest of the Member in EPF is personal property.

Applicable Law

14.2         Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement, the rights and obligations of the Member, and any claims and disputes relating thereto, shall be subject to and governed by the Act and the other laws of the State of Delaware as applied to agreements among Delaware residents to be entered into and performed entirely within the State of Delaware, and such laws shall govern the limited liability company aspects of this Agreement.

Successors in Interest

14.3         Each and all of the covenants, agreements, terms, and provisions of this Agreement shall be binding upon and inure to the benefit of the Member and, to the extent permitted by this Agreement, its heirs, executors, administrators, personal representatives, successors and assigns.

Severability

14.4         Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without in any way affecting the validity, legality, or enforceability of the remaining provisions hereof, and any such invalidity, illegality, or unenforceability in any jurisdiction shall not invalidate or in any way affect the validity, legality, or enforceability of such provisions in any other jurisdiction.

Rights and Remedies Cumulative

14.5         The rights and remedies provided by this Agreement are given in addition to any other rights and remedies the Member may have by law, statute, ordinance or otherwise. All such rights and remedies are intended to be cumulative.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

Member:

EPSILON POWER HOLDINGS, LLC

By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	President

LLC Agreement Signature Page for Epsilon Power Funding, LLC